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                                                                 SCHEDULE 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Printrak International, Inc. on Form S-8 of our report dated June 9, 1999, appearing in the Annual Report on Form 10-K of Printrak International, Inc. for the year ended March 31, 1999.

Costa Mesa, California
August 31, 1999